UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2008

HARRIS & HARRIS GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 57th Street New York, New York 10019
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (212) 582-0900

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

On March 6, 2008, the Nominating Committee of the Company did not re-nominate Dr. Kelly S. Kirkpatrick as a Director based on her decision not to stand for re-election.

On March 6, 2008, the Board of Directors of Harris & Harris Group, Inc. (the “Company”) determined that as of January 1, 2009, Daniel B. Wolfe, Chief Financial Officer and a Managing Director will also assume the roles of President and Chief Operating Officer of the Company. This appointment is part of the Board’s succession planning in anticipation of the scheduled retirement of Charles E. Harris on December 31, 2008, pursuant to the Company’s mandatory retirement plan for senior executives. As previously disclosed, Douglas W. Jamison, the Company’s current President and Chief Operating Officer, will succeed Charles E. Harris as Chairman and Chief Executive officer of the Company upon Mr. Harris’s retirement. Until December 31, 2008, Mr. Harris will continue to serve as Chairman and Chief Executive Officer and Mr. Jamison will continue to serve as President and Chief Operating Officer.

Mr. Wolfe, age 31, has served as Chief Financial Officer and Managing Director since January 2008, as Principal from January 2007 to January 2008, as Senior Associate from January 2006 to January 2007, and as Vice President from July 2004 to January 2008. He is a director of Phoenix Molecular Corporation, a privately held nanotechnology-enabled company in which we have an investment. Prior to joining us, he served as a consultant to Nanosys, Inc. (from 2002 to 2004), to CW Group (from 2001 to 2004) and to Bioscale, Inc. (from January 2004 to June 2004). From February 2000 to January 2002, he was the Co-founder and President of Scientific Venture Assessments, Inc., a provider of scientific analysis of prospective investments for venture capital placements and of scientific expertise to high-technology companies. He was graduated from Rice University (B.A., Chemistry), where his honors included the Zevi and Bertha Salsburg Memorial Award in Chemistry and the Presidential Honor Roll, and from Harvard University (A.M., Ph.D., Chemistry), where he was an NSF Predoctoral Fellow.

There was no prior arrangement or understanding between Mr. Wolfe and any other person pursuant to which Mr. Wolfe would be selected as an officer of the Company. Mr. Wolfe does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 6, 2008, the Board of Directors of the Company amended the Company’s Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act of 1940 to clarify the Company’s pre-approval requirements and to lengthen the time period for submitting annual certifications. A copy of the amended Code of Ethics is attached as Exhibit 14 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

14	Code of Ethics Pursuant to Rule 17j-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2008	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Charles E. Harris
Charles E. Harris
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

14	Code of Ethics Pursuant to Rule 17j-1